EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof pursuant to 18 U.S.C. §1350(a), as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

(a)

the Annual Report on Form 10-K/A of the Company for the period ended June 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STANISLAS VILGRAIN	Chief Executive Officer and President	September 15, 2008
Stanislas Vilgrain Chief Executive Officer and President (Principal Executive Officer)

/s/ RONALD ZILKOWSKI	Chief Financial Officer, Treasurer and Corporate Secretary	September 15, 2008
Ronald Zilkowski